EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated August 12, 2005 relating to the consolidated financial statements of Electro Rent Corporation and management’s report on the effectiveness of internal control over financial reporting appearing in and incorporated by reference in the Annual Report on Form 10-K of Electro Rent Corporation for the year ended May 31, 2005.
/s/ DELOITTE & TOUCHE
Deloitte & Touche LLP
Los Angeles, California
December 16, 2005